UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 28, 2014, Albemarle Netherlands Holdings B.V. and Albemarle Netherlands B.V., wholly-owned subsidiaries of Albemarle Corporation (“Albemarle”), entered into a definitive agreement (the “Agreement”) with ICL-IP Terneuzen B.V., Tetrabrom Techonologies Ltd., and Bromine Compounds Ltd., wholly-owned subsidiaries of Israel Chemicals Ltd. (“ICL”), to establish a manufacturing joint venture for the production of Albemarle’s GreenCrest™ polymeric flame retardant and ICL’s FR-122P polymeric flame retardant. These flame retardants are designed to replace hexabromocyclododecane (HBCD). HBCD has been the leading flame retardant used in expanded (EPS) and extruded (XPS) polystyrene foam applications, but is being phased out in the European Union, Japan, and other countries. The transaction is subject to certain closing conditions, including regulatory approvals, and is expected to close in 2015.

On August 29, 2014, Albemarle and ICL issued a joint press release in connection with the execution of the Agreement. The full text of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, this Current Report on Form 8-K including the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release dated August 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: August 29, 2014	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate & Government Affairs, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated August 29, 2014.